UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

Siltrium Tech Corporation

(Exact name of registrant as specified in its charter)

Wyoming (State or Jurisdiction of Incorporation or Organization) 7370 (Primary Standard Industrial Classification Code Number)
61-2262587 (IRS Employer Identification Number)

421 Broadway

San Diego, CA 92101

+ 14703132634

office@siltrium.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717

Tel. 1-800-981-7183

Email: info@BizFilings.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]  Accelerated filer [  ]   Non-accelerated filer [  ]  Smaller reporting company [x] Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock	4,500,000	$0.025	$112,500	$18

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum amount of shares that is required to be purchased by each investor in the offering at the offering price $0.025 per share.

SILTRIUM TECH CORPORATION

4,500,000 SHARES OF COMMON STOCK

$0.025 PER SHARE

This is the initial offering of common stock of Siltrium Tech Corporation (the “Company”). No public market currently exists for the securities being offered. We are registering for sale 4,500,000 shares of common stock at a fixed price of $0.025 per share in a best effort offering. The estimated total offering registration cost is approximately $13,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we are to retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis. Our President, Pedro Henrique Marques Fribel, will attempt to sell the shares. This offering is being made with no involvement of any underwriters or broker-dealers.

This Prospectus is to permit our President to sell the shares directly to the public without commission or remuneration payable to him for any shares he may sell. Mr. Marques Fribel will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

As of the date of this filing, our President, Treasurer, Secretary and Director Pedro Henrique Marques Fribel owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Pedro Henrique Marques Fribel will have effective control over the Company.

If no shares are sold following this offering, Pedro Henrique Marques Fribel will continue to hold 100% of the shares issued. If all 4,500,000 shares are sold, Pedro Henrique Marques Fribel will hold 29.69% of the stock.

The shares will be offered at a fixed price of $0.025 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company (in the events such as, but not limited to: downturn in economy or inability to find investors) to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Siltrium Tech Corporation only recently started operations. We do not yet have sufficient capital for operations. An investment in the shares we are offering herein involves a high degree of risk. You should only purchase our shares if you are ready to afford the loss of your investment. Our independent registered public accounting firm issued an opinion that includes an explanatory paragraph expressing substantial doubt about ability to continue as a going concern.

There is no market for our securities, and nor has there been. A public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not yet traded on any exchange or on the over-the-counter market. Upon the effectiveness of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Markets. In order to be eligible for quotation, issuers shall remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). In case we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets. We have not yet engaged a market maker who would agree to file such application. There is no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will ever develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). We are not a “shell company”.

We do not believe that we are a shell Company. Currently, we do not have plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. At this time, the Company, the Company’s sole officer and director, and any and all related parties to the Company, do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 10 through 20 before buying any shares of Siltrium Tech Corporation’ common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED October 29, 2025

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	10
FORWARD-LOOKING STATEMENTS	21
USE OF PROCEEDS	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	23
DESCRIPTION OF BUSINESS	30
LEGAL PROCEEDINGS	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	36
EXECUTIVE AND MANAGEMENT COMPENSATION	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
PLAN OF DISTRIBUTION	39
DESCRIPTION OF SECURITIES	42
INDEMNIFICATION	43
INTERESTS OF NAMED EXPERTS AND COUNSEL	44
EXPERTS	44
AVAILABLE INFORMATION	45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	45
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	58
ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS	58
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES	58
ITEM 16. EXHIBITS	59
ITEM 17. UNDERTAKINGS	59
SIGNATURES	62

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful.

The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Siltrium” refers to Siltrium Tech Corporation. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

SILTRIUM TECH CORPORATION

Siltrium Tech Corporation was incorporated in Wyoming on May 27, 2025. Siltrium Tech Corporation is a development-stage travel technology company focused on creating a web-based platform designed to support emotional wellness through personalized, mindful travel. We intend to offer a range of services that align with users’ emotional states, lifestyles, and personal development goals. Our mission is to help individuals restore emotional balance, achieve personal growth, and experience inner renewal through travel experiences curated around their emotional needs. We are in the initial stages of developing our proprietary platform, which we expect to include an intelligent itinerary generator, curated content on mindful travel and contemporary industry trends, and future API-based integrations. We aim to address the increasing global demand for wellness-focused travel by providing a solution that is emotionally responsive, user-friendly, and scalable.

Siltrium does not provide medical advice, psychiatric evaluation, diagnosis, or treatment. The platform is not intended to replace professional medical or mental health care. All content, features, and services offered are provided solely for informational and general wellness purposes and are intended for recommendation only. Users are encouraged to consult with licensed healthcare providers for any medical or mental health concerns. Any emotional guidance or recommendations generated by the platform are non-clinical in nature and should not be construed as a substitute for professional therapy or medical consultation.

We currently have an operational website at https://siltrium.com, which serves as the primary platform for presenting information about our company, its products, development initiatives, and services. On September 15, 2025, we launched the initial version of TripWeaver, our proprietary, browser-based, AI-powered travel planning tool on our website (https://siltrium.com). TripWeaver is designed to generate personalized travel itineraries based on user-provided preferences prior to the planning process, including trip duration, preferred activity types, desired mood after the trip, preferred pace and intensity, ideal weather conditions, current state of mind, budget, and preferred region, continent, or country.

We believe this offering fills a notable gap in the traditional travel services market, which often falls short in providing truly personalized experiences that consider travelers’ emotional and psychological needs.

TripWeaver represents the core functionality service of our web-based platform and is now accessible directly through our website. The primary objective of this tool is to facilitate emotionally restorative and purpose-driven travel experiences through data-informed itinerary recommendations. While TripWeaver is available to the public, we continue to enhance its features and functionality as part of our ongoing development process. In addition, we have launched the Mindful Travel Blog - a new space on our platform dedicated to mindful and personalized travel. While we are just beginning to share our first posts, we’re shaping the blog to explore themes such as:

• Wellness tourism, emotional restoration, and mindful travel trends;

• The broader context of travel as a form of well-being; and

• Its connection with the Siltrium platform and the TripWeaver tool.

Although our platform is live, we have not yet generated revenues and the Mindful Travel Blog has been launched. There can be no assurance as to the timing or successful completion of further development or additional planned features.

We are going to use the net proceeds from this offering for developing our business operations (see “Description of Business” and “Use of Proceeds” for detailed information). In order to implement our current plan of operations, we need a minimum of $28,125 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion of our offering or that we will ever generate additional revenue.

Our operating history is limited as of the date of this prospectus. In case we do not generate revenue, we will need a minimum of $13,000 of additional funding to pay for ongoing SEC filing requirements. Our current registration address is located at 421 Broadway, San Diego, CA, USA. Our phone number is + 14703132634.

From inception (May 27, 2025) through the date of this filing, we have had limited operating activities. Our financial statements from inception (May 27, 2025) through July 31, 2025 report $0 of revenue and a net loss of $4,199. Our independent registered public accounting firm issued an opinion for Siltrium Tech Corporation that includes an explanatory paragraph expressing substantial doubt about ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and there can be no assurance that a trading market for our securities will ever develop in future.

We require the proceeds from this offering in order to proceed with our current business plan over the period of next twelve months. We need a minimum funding of approximately $28,125 for conducting our proposed operations and pay all expenses for a period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. In case we are unable to obtain minimum funding of approximately $28,125, our business will probably fail.

As long as we are considered a startup company at this stage, we cannot provide any assurance that we will be able to successfully sell any services related to our planned activities.

THE OFFERING

The Issuer:	Siltrium Tech Corporation
Securities Being Offered:	4,500,000 shares of common stock
Price Per Share:	$0.025
Duration of the Offering:	The shares are to be offered for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	If 25% of the shares sold - $28,125 If 50% of the shares sold - $56,250 If 75% of the shares sold - $84,375 If 100% of the shares sold - $112,500
Securities Issued and Outstanding:

There are 1,900,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our President, Treasurer, Secretary and Director, Pedro Henrique Marques Fribel.

If we are successful at selling all the shares in this offering, we will have 6,400,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $13,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There can be no assurance that we will successfully raise the full anticipated amount of $112,500. There is no guarantee that we will receive any proceeds from this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Should any of the following risks factors, our business, operating results and financial condition would be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Due to having a limited operating history, we have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our financial statements for the period from May 27, 2025 (inception) to July 31, 2025 have been prepared assuming that we can continue as a going concern. This means that there is substantial doubt that we will be able to continue as an ongoing business for the period of next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We only conducted limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our company heavily relies on advanced technology. Any technological glitches, malfunctions, or failures could disrupt the user experience, resulting in dissatisfaction and potential churn.

Our success is heavily dependent on the effective functioning of our proprietary technology, which is integral to our products and services. The development, deployment, and operation of our technology involve complex processes that are susceptible to glitches, malfunctions, and failures. These issues may arise due to various factors, including software bugs, data inconsistencies, and external disruptions. Such technological setbacks could lead to service interruptions, inaccuracies, or inefficiencies, impacting the user experience and the overall quality of our offerings. Any disruption or degradation in the performance of our technology may result in user dissatisfaction. Dissatisfied users may seek alternative solutions, resulting in customer churn.

Our ability to develop our operations is dependent on our ability to raise financing.

Our future depends on our ability to obtain financing and achieve profitable operations in the bionic reading technology sector. Furthermore, the financial resources required to fully develop our business plan cannot be predicted with certainty and may exceed our current estimates. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. We require minimum funding of approximately $28,125 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director, who has agreed to give us an interest-free loan for 5 years, as indicated by an agreement closed between Pedro Henrique Marques Fribel and Siltrium Tech Corporation on June 2, 2025, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. An amendment to the Loan Agreement was executed effective June 2, 2025, to clarify the repayment terms, including provisions regarding maturity, repayment within ten (10) business days following the expiration of the term, and the possibility of early repayment subject to mutual written consent of the parties, which is filed as Exhibit 10.2. The amendment also reaffirmed that the loan is non-interest-bearing and unsecured.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on May 27, 2025, and we have conducted limited business operations. Accordingly, there is no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have a lack of experience in the marketing of website development company and have only nominal sales and marketing experience.

Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche of software and websites development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful consulters operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

Dependence on publicly available data and open resources for AI model development.

Our proprietary AI technologies are developed and trained using publicly available data and open resources. While this approach enables us to build and refine our AI-powered services in a cost-efficient manner, it also involves risks outside our control. Publicly available data sets and open resources may contain errors, biases, or limitations that could affect the reliability or performance of our models. In addition, changes to the availability, quality, or terms of use of such resources could require us to undertake unanticipated redevelopment work, increase our costs, or limit the effectiveness of our products. Furthermore, reliance on open resources may expose us to potential intellectual property or licensing risks. Any of these issues could materially adversely affect our business, results of operations, or financial condition.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

We do not believe that the Company is a “shell company” as described under Rule 405 of Regulation C under the Securities Act of 1933, that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. However, a designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters” under Rule 145(c). Some of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to Rule 144, if we were designated a "shell company" as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, one year would be required to elapse from the time, we ceased to be a "shell company" and filed a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before our restricted shareholders could resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange

Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. However, in the event we were to be so designated, you would be unable to sell your shares under Rule 144.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We depend to a significant extent on a certain key person, the loss of whom may materially and adversely affect our company.

We depend entirely on our President, Treasurer, Secretary and Director, Pedro Henrique Marques Fribel, for all of our operations. The loss of Mr. Pedro Henrique Marques Fribel would have a substantial negative effect on our company and may cause our business to fail. Mr. Pedro Henrique Marques Fribel has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Pedro Henrique Marques Fribel’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Dependence on our sole executive officer and director may lead to operational disruptions

Our operations are highly dependent on our sole executive officer and director, Pedro Henrique Marques Fribel, who is the only person managing the Company. While he is fully dedicated to the business, the fact that a single individual is responsible for all aspects of management creates a risk of operational disruptions. Any inability, absence, or other limitation affecting him could lead to interruptions in our activities, hinder our ability to attract and retain customers, and potentially result in a shortfall in revenue, which could adversely affect our ability to continue operations.

Our President, Treasurer, Secretary and Director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Currently our President owns the 100% of the outstanding shares of our stock, and accordingly, will have control over shareholders' matters, the Company’s business and management.

As of the date of this filing, our President, Treasurer, Secretary and Director Pedro Henrique Marques Fribel owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Pedro Henrique Marques Fribel will have effective control over the Company.

Moreover, because of the significant ownership position held by the President, new investors will not be able to affect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

Our President, Treasurer, Secretary and Director is non-U. S. resident; therefore, investors may have difficulty enforcing any judgments against him within the United States.

Our President, Treasurer, Secretary and Director, Mr. Pedro Henrique Marques Fribel is a non-U.S. resident, a resident of Spain, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks related to smaller reporting company status

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on May 27, 2025, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Mr. Marques Fribel, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock, which causes us to be deemed a “controlled company”.

Mr. Marques Fribel currently controls 100% of the voting power of our capital stock. As a result, Mr. Marques Fribel owns more than 50% of our outstanding shares and as such, we are a

“controlled company” A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

● a majority of the Board of Directors consist of independent directors;

● the board maintain a nominations committee with prescribed duties and a written charter; and

● the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, however, we do not intend take advantage of any of these exemptions. Despite the fact we do not intend to take advantage of these exemptions, our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $112,500 from this offering, we may have to seek alternative financing to implement our business plan.

Because we do not plan to register our common stock under the Exchange Act before this registration statement becomes effective, we will not be a fully reporting company.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

We will be subject to public company reporting requirements.

Upon completion of this offering, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. Compliance with these reporting requirements will require management time and attention, as well as the engagement of auditors and legal counsel to prepare and review such reports.

As an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies, including exemptions under the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We intend to rely on these exemptions until we are no longer an emerging growth company.

Even after we are no longer an emerging growth company, the reporting obligations applicable to public companies could require significant management effort and resources, which may negatively affect our ability to focus on our business operations and growth initiatives.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our President, Mr. Marques Fribel does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Marques Fribel does not have any experience conducting securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Markets. The OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Markets is not an issuer listing service, market or exchange. Although the OTC Markets does not have any listing requirements, to be eligible for quotation on the OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Siltrium Tech Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In this case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $13,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Mr. Marques Fribel, our President, Treasurer, Secretary and Director, who has agreed to loan the Company funds to complete the registration process. Mr. Marques Fribel’s has agreed to provide us loans for registration costs is non-binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Markets. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12-month will be approximately $13,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001 per share, of which, 1,900,000 shares have been issued and sold at $0.004 per share, and are currently outstanding. If we sell the 4,500,000 shares being offered in this offering, we will have 6,400,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. The words like “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Our potential investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

This initial public offering of Siltrium Tech Corporation is being made on a self-underwritten and “best-efforts” basis: there is no minimum number of shares required be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us. There can be no assurance that we will raise the full $112,500 as anticipated and there is no guarantee that we will receive proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$28,125	$56,250	$84,375	$112,500
Total Offering Expenses	$13,000	$13,000	$13,000	$13,000
Net proceeds	$15,125	$43,250	$71,375	$99,500
Platform Enhancement and Infrastructure	$10,000	$15,000	$20,000	$30,000
API Development and Partner Integrations	$-	$10,000	$21,500	$35,750
Marketing & User Acquisition	$-	$6,000	$14,500	$15,500
Content Expansion and Community Engagement	$3,000	$9,000	$10,000	$12,000
General Working Capital	$2,125	$3,250	$5,875	$6,250

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price is not related to our assets, book value, earnings, or other established criteria for valuing a privately held company. When determining the number of shares to be offered and the offering price, we considered our available resources and the amount of money necessary to implement our business plan. The offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution shows the difference between the Offering price and the net tangible book value per share immediately upon completion of this Offering. Net tangible book value is calculated as the total assets of a company, minus any intangible assets, less all liabilities and the par value of preferred stock. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of July 31, 2025 was $(25,599) or approximately $(0.0135) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets decreased by total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2025. The following table sets forth as of July 31, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.025 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.025	$0.025	$0.025	$0.025
The historical net tangible book value as of July 31, 2025	$(25,599)	$(25,599)	$(25,599)	$(25,599)

Post offering net tangible book value	$(10,474)	$17,651	$45,776	$73,901
Post offering net tangible book value per share	$(0.0035)	$0.0043	$0.0087	$0.0115
Pre-offering net tangible book value per share	$(0.0135)	$(0.0135)	$(0.0135)	$(0.0135)
Increase (Decrease) in net tangible book value per share after offering	$0.0100	$0.0177	$0.0222	$0.0250
Dilution per share	$0.0285	$0.0207	$0.0163	$0.0135

% dilution	113.85%	82.99%	65.29%	53.81%

Capital contribution by purchasers of shares	$28,125	$56,250	$84,375	$112,500
Capital Contribution by existing stockholders	$7,600	$7,600	$7,600	$7,600
Percentage capital contributions by purchasers of shares	78.73%	88.10%	91.74%	93.67%
Percentage capital contributions by existing stockholders	21.27%	11.90%	8.26%	6.33%

Gross offering proceeds	$28,125	$56,250	$84,375	$112,500
Anticipated net offering proceeds	$15,125	$43,250	$71,375	$99,500
Number of shares after offering held by public investors	1,125,000	2,250,000	3,375,000	4,500,000
Total shares issued and outstanding	3,025,000	4,150,000	5,275,000	6,400,000
Purchasers of shares percentage of ownership after offering	37.19%	54.22%	63.98%	70.31%
Existing stockholders’ percentage of ownership after offering	62.81%	45.78%	36.02%	29.69%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You need to read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We are an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or

(iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

We are a development stage company and we have generated no revenue yet. Our business plan entails activities described in this section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include further development of our core product and investing funds towards marketing and user acquisition. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources.

Our cash balance was $500 as of July 31, 2025. At this stage, our cash balance is not enough to fund our operations for an appropriate period of time. We have been using funds from Pedro Henrique Marques Fribel, our Chairman and President, whom we entered into a loan agreement with, in order to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of July 31, 2025, Mr. Marques Fribel has advanced to us $21,099.  We require additional minimum funding of approximately $28,125 to conduct our proposed operations for a period of one year.

Our current registration address is located at 421 Broadway, San Diego, CA, USA. Our phone number is +14703132634.

We have not generated any revenue to date and incurred expense of $4,199 for Company setup and website development expenses. The business plan of the Company includes activities described in the Plan of Operation. We may require long term financing beyond the maximum aggregate amount of this offering to be able to expand our business. This exact extra amount of funding will depend on how successfully we will develop. At this stage, we have not made any arrangements on the expansion nor on the scale of development and thus cannot determine the exact amount of funding needed.

Our independent registered public accountant has issued a going concern opinion which means there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay necessary bills.

We are using this public offering as a means to raise enough money and meet our need for cash and continue developing our desirable product. In case we fail to do it, we will most likely use up all the proceeds from the offering and will have to search for alternative sources.

If we need additional cash and do not manage to raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise a full amount of $112,500 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding.

PLAN OF OPERATION

Siltrium Tech Corporation was incorporated in Wyoming on May 27, 2025. The Company has never declared bankruptcy, has never been in receivership, and has never been involved in any kind of legal action or proceedings. We have not yet made any purchases or sales of assets since the incorporation date. Siltrium Tech Corporation is a recently formed startup that has not generated any revenues yet. Shall we not succeed in obtaining an appropriate number of clients, we will quickly use all the proceeds from this offering.

Our independent registered public accountant has issued a going concern opinion.  This means that there is subtantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Mr. Marques Fribel has agreed to provide additional cash for the Company.  Even if we raise $112,500 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.  We will not use the net proceeds from the offering to pay compensation to Mr. Marques Fribel or to repay the loan from Mr. Marques Fribel.

We anticipate taking the following steps for implementation of our business plan:

1. Finish the public offering of our shares under this registration statement

The management of the Company plans to finish our offering within 365 days upon obtaining the effective status of our registration statement by the SEC. During this period, we would like to concentrate our efforts on increasing our capital. The operations that we will be able to conduct will be limited because of the lack of the available funding.

In case we successfully complete our public offering, we will dedicate our efforts to selling our services. We will have to sell a minimum of 1,125,000 shares in order to raise appropriate funding of $28,125. Shall we not be able to do this, our business may fail.

Currently we are negotiating potential agreements with customers and looking for new business acquaintances among our President’s close people.

The management estimates our cash needs for the next 12 months to be approximately $28,125. Please refer to “Use of Proceeds” for more detailed information.

2. Platform Enhancement and Infrastructure

The Company plans to use a portion of the net proceeds to enhance the scalability, reliability, and functionality of the Siltrium platform. This includes upgrading server capacity, improving infrastructure, and implementing technical enhancements to support, the website functionality and TripWeaver service. The planned allocation is intended to ensure a smooth and reliable experience for users as the platform grows. If we are able to sell at least 50% of the offered shares, we will allocate funds to implement the initial infrastructure upgrades. Upon selling 75%, additional enhancements will be implemented, including advanced platform monitoring, optimization, and support for future features. Full funding from 100% of shares sold will allow the Company to invest in enterprise-level infrastructure, additional server capacities, and updated software systems to support long-term scalability. The estimated timeline for these enhancements is 3-6 months.

3. API Development and Partner Integrations

A portion of the net proceeds will be used to develop application programming interfaces (“APIs”) and establish partner integrations. This will allow Siltrium’s platform to connect with third-party wellness, lifestyle, and productivity applications, expanding its reach and enhancing the user experience. Initial funds from a 50% share sale will support the development of core API functionalities. At 75% funding, the Company plans to implement additional partner integrations and expand API capabilities. Full funding from 100% of shares sold will enable a broader rollout of integrations and advanced API features. The planned timeline for these initiatives is approximately 4-6 months.

4. Marketing & User Acquisition

Funds will be used for marketing campaigns and initiatives to attract and retain users. This includes digital advertising, social media promotion, influencer partnerships, and content marketing to drive traffic to the Siltrium platform. Initial allocation at 50% share sale will fund small-scale campaigns to establish brand presence. At 75% funding, larger marketing campaigns will be executed to grow the user base, and at 100% funding, the Company will implement comprehensive marketing strategies targeting multiple channels. The expected duration for marketing activities is 6-12 months.

5. Content Expansion and Community Engagement

Proceeds will support the expansion of the Mindful Travel Blog and the creation of interactive features to engage users. This includes producing curated articles, multimedia content, and community tools to foster user participation and emotional connection with travel. At a 50% share sale, initial content and blog updates will be produced. At 75% and 100% funding levels, additional content creation, multimedia features, and user community engagement tools will be developed. The timeline for full implementation is approximately 6-12 months.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements that have or are might have any effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

As we are a startup company, we cannot provide any historical financial information about us that can be used to evaluate our performance. We only recently started our operations and not generated any revenues yet. There is no guarantee we will be successful in our business operations. The business of Siltrium Tech Corporation is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We can provide no assurance that necessary financing will be available to us on acceptable terms. In case financing is not available on appropriate terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations for the period from May 27, 2025 (inception) through July 31, 2025

We have not generated any revenue since inception through July 31, 2025.

Total operating expenses for the period from inception through July 31, 2025, were $4,199 consisting of general and administrative expenses.

The Company recorded a net loss of $4,199 for the period from inception through July 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2025, the Company had $500 of cash and our liabilities were $26,099, comprised of accounts payable ($5,000) and an amount owed to Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director ($21,099).

Net cash used in operating activities for the period from May 27, 2025 (inception) through July 31, 2025, was $801, consisting of our net loss of $4,199 and changes in operating activities of $5,000.

Net cash used in investing activities for the period from May 27, 2025 (inception) through July 31, 2025, was $29,000, for the purchase of intangible assets.

Cash flows from financing activities for the period from May 27, 2025 (inception) through July 31, 2025, was $28,699, consisting of advances from related parties of $21,099 and $7,600 of cash proceeds from the sale of common stock.

The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $28,125 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. For the next 12 months, we need approximately $112,500 to conduct our proposed operations and pay all expenses connected with our future web platform.

Since inception, we have sold 1,900,000 shares of common stock to our President, Treasurer, Secretary and Director, at a price of $0.004 per share, for net proceeds of $7,600.

The management of the Company deems it best to attempt to raise funds to proceed with our plan of operations. We will also use funds from Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director, whom we entered into the loan agreement with. Mr. Marques Fribel agreed to provide Company with funds to complete the registration process if offering proceeds appear to be less than registration costs. In order to proceed with our operations for the next 12 months, we will need a minimum of $28,125. There is no guarantee that we will be able to sell all the shares required to satisfy our twelve-month financial requirements. In case we are successful, the money raised will be applied in accordance with ‘Use of Proceeds’ section of this prospectus. We will attempt to raise at least the minimum amount of funds necessary to proceed with our plan of operations. We will likely need additional financing in long-term perspective. Receiving additional funding is subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. Such factors may affect the timing, amount, terms or conditions of additional financing available to us. There can be no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditing firm issued a “going concern” opinion which means that there is substantial doubt on the matter of us continuing as an on-going business for the next twelve months if we do not obtain additional capital. We do not anticipate generating substantial revenues before we receive financing from this offering and implement our plan of operations. The only source of cash we have currently is investments made by others. We have to raise cash in order to implement our strategy and stay in business. The number of shares in this offering is expected to be enough for us to operate during the period of one year and obtain the capital resources required to cover the material costs with becoming publicly reporting. The Company anticipates the annual cost of being a reporting public company will be $13,000.

Siltrium Tech Corporation will be required to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

If the Company fails to raise a minimum of $28,125 under this offering, the Company will be forced to cease implementation of our 12-month plan of operations.

CRITICAL ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

DESCRIPTION OF BUSINESS

Siltrium Tech Corporation is a development-stage company focused on building a wellness-driven travel platform. Our mission is to provide users with tools that enable emotionally restorative, mindful, and personalized travel experiences. We intend to leverage digital content and intelligent planning technologies to guide users toward emotional restoration, balance, and personal growth through thoughtfully designed journeys.

Overview of Our Platform

Our platform integrates two primary components at launch:

  Informational Website and Mindful Travel Blog
-	The website presents the Company’s mission and services and serves as the entry point for users. The website is fully developed and live at www.siltrium.com.
-	The Mindful Travel Blog has been launched and provides articles on wellness tourism, emotional restoration, and mindful travel trends. The blog is designed to inspire users, foster emotional connection with travel, and establish Siltrium as a trusted source in the wellness travel segment.
  TripWeaver – Intelligent Travel Planner
-	TripWeaver is fully developed, live on the website, and generates personalized itineraries based on a user’s self-reported emotional state, lifestyle preferences, and trip goals.
-	The itineraries focus on balance, harmony, and personal renewal, distinguishing our service from conventional trip-planning tools that emphasize logistics or cost savings.

The Company is designing its platform to deliver a seamless user journey by integrating the live TripWeaver and website with the upcoming blog. The platform is scalable, with planned expansion into application programming interfaces (“API”) and third-party integrations to embed Siltrium services into other digital ecosystems. The Company has completed its Software Development Agreement (“Agreement”) to design and develop a custom software platform. The total cost of the Agreement was $117,000.

Market Opportunity and Industry Overview

The global wellness tourism market reached approximately $919 billion in 2022 and is projected to grow at a compound annual growth rate (CAGR) of 7% through 2030 [1]. Consumers increasingly prioritize mental health, emotional wellbeing, and personal growth as key lifestyle goals. Traditional travel planning services often focus on logistics or cost savings rather than emotional and restorative experiences. Siltrium addresses this unmet demand by offering a platform specifically aligned with emotional wellness.

[1] Source: MarketsandMarkets™. Conversational AI Market - Global ForeCast to 2028 Published Date: Apr 2024 | Report Code: TC 6976

Planned Development Roadmap

Our development roadmap is structured across three years:

  Year 1: Launch of the Siltrium platform, including TripWeaver and the Mindful Travel Blog; introduction of monetization through API access subscriptions.
  Year 2: Expansion of content with interactive features, multimedia, and community engagement tools.
  Year 3: Introduction of a user-created route marketplace, allowing individuals to share and sell emotionally aligned itineraries, and release of the “One-Click Route to Notion” API to integrate itineraries into third-party productivity platforms.

Market Opportunity

We believe Siltrium is positioned to address the growing global demand for wellness tourism and intentional travel experiences. Modern consumers increasingly value mental health, emotional wellbeing, and personal growth as key lifestyle priorities. Traditional travel planning often does not address these needs, focusing instead on logistics, savings, or retreat aggregation. We intend to fill this gap by providing a platform specifically aligned with emotional wellness.

Competitive Landscape

Current competitors address aspects of the market but do not directly overlap with our wellness-focused approach:

  Journy: A concierge-style trip planning service focused primarily on logistics.
  WayAway: A cashback-based travel platform focused on financial incentives.
  BookRetreats: A wellness retreat aggregator without dynamic or personalized emotional journey planning.

We believe Siltrium’s differentiation lies in combining emotional intelligence with personalized trip planning and long-term ecosystem integrations.

Future Platform Development

Beyond the initial launch, Siltrium plans to expand via API products to integrate emotional travel planning into users’ digital lives, including productivity, wellness, and lifestyle applications. The planned “One-Click Route to Notion” API (targeted for Year 3 release) will enable users to export TripWeaver itineraries directly into customizable Notion pages. Additional APIs are expected to expand Siltrium into adjacent digital wellness and life-planning applications. The Company also anticipates developing mobile applications, expanding partner integrations, and exploring international growth opportunities.

User Engagement and Platform Interaction

Users interact with the platform via the Siltrium website. They complete a short assessment of their emotional state, lifestyle preferences, and trip objectives. TripWeaver generates a personalized itinerary, including suggestions for accommodations, activities, and wellness practices aligned with emotional restoration. Users can save, share, and export itineraries to digital productivity tools, facilitating seamless planning and follow-up experiences.

Monetization Strategy

Our revenue model is expected to include:

  Free Access – Users can receive up to ten free TripWeaver requests per day directly on the Siltrium website, allowing broad initial accessibility.
  API & Additional Requests – After the free limit, users will be billed on a pay-per-use basis (planned at $0.50 per additional request). Invoices will be generated monthly.
  Future Revenue Opportunities – Expansion may include user-generated itinerary marketplace commissions, advertising placements, and premium subscription models.

Clients and Users

Siltrium anticipates serving both individual travelers and business partners:

1. Individual Travelers: Consumers seeking emotionally restorative and mindful travel experiences. They value personalized guidance based on emotional state, lifestyle, and trip objectives. Siltrium enables them to receive itineraries that foster balance, mindfulness, and personal growth.

2. Corporate Wellness Partners: Companies in wellness, lifestyle, and productivity sectors may integrate Siltrium’s APIs into employee wellness programs, corporate retreats, or client engagement platforms. These partners benefit from offering personalized emotional wellness experiences to their employees or clients.

3. Travel Professionals and Agencies: Travel agencies and concierge services seeking to offer value-added emotionally restorative itineraries to their clients can leverage Siltrium’s platform to enhance customer engagement and satisfaction.

User Interaction: Users complete a brief assessment regarding their emotional state, lifestyle preferences, and trip goals. TripWeaver generates a customized itinerary, including suggestions for accommodations, activities, and wellness practices. Users can save, share, and export itineraries to digital productivity tools, enabling a seamless planning experience.

Customer Retention: Siltrium plans to retain users through personalized recommendations, community-building features, premium API offerings, and ongoing engagement via curated content and notifications.

Data Privacy and Security

While the platform does not provide medical advice, diagnosis, or therapy, Siltrium is committed to protecting personally identifiable information (PII) and sensitive user data. The Company implements industry-standard data protection practices and follows applicable data privacy regulations to maintain user trust.

Non-Medical Nature of Our Services

Siltrium’s platform will be designed to support emotional wellness and personal development through non-clinical tools, such as personalized travel planning, content-based inspiration, and recommendation engines. We do not provide medical advice, diagnosis, treatment, or therapy, and we are not licensed as a healthcare provider in any jurisdiction. None of our services should be interpreted as a substitute for professional medical or psychological care. Our offerings are intended to complement, not replace, traditional healthcare or clinical mental health services.

Insurance

The Company currently does not maintain insurance coverage. As a result, if we are a party to litigation or other liability events, we may not have sufficient funds to defend or satisfy a judgment. This may have a material adverse effect on our operations and financial condition.

Employees Identification of Certain Significant Employees

Siltrium Tech Corporation is a startup company with only one employee who is Mr. Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director. The Company may consider hiring more employees if the need arises.

Offices

Our current registration address is located at 421 Broadway, San Diego, CA, USA. Our telephone number is +14703132634.

Government Regulation

The Company will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. The Company does not believe that governmental regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Siltrium Tech Corporation is not currently a party to any legal proceedings. The Company also is not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Name and Address of Executive Officer and/or Director	Age	Position
Pedro Henrique Marques Fribel Cl. Provenca, 499, 1, 08001, Barcelona, Spain	23	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

The name, age and titles of our executive officers and director are as follows:

Pedro Henrique Marques Fribel is our President, Treasurer, Secretary and Director. Mr. Marques Fribel owns 100% of the outstanding shares of our common stock. It was unilaterally decided that Mr. Marques Fribel was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and main member of our board of directors. Mr. Marques Fribel has professional experience in hospitality, customer service, and tourism, gained through positions with internationally recognized hotels, restaurants, and travel companies in Spain and the United Kingdom. From 2019 to 2023, Mr. Marques Fribel served as Hospitality Operations Coordinator at W Hotel Barcelona, Mandarin Oriental Barcelona, Hotel Arts Barcelona, Brazilian Fogo de Chao, and The Ivy Chelsea Garden in London. In these roles, he developed extensive experience in client service, operational management, and high-volume international environments.

From 2023 to February 2025, Mr. Marques Fribel transitioned into the tourism sector, assuming the role of Senior Travel Consultant with JacTravel, a UK-based tour operator. In this capacity, Mr. Marques Fribel was responsible for designing customized travel itineraries, coordinating logistics, managing supplier relationships, and ensuring service quality for premium clients.

Mr. Marques Fribel holds a Cabin Crew Certificate issued by the Aeronautical School of Catalonia (EAC) in 2020 and diplomas in Administration and Management from the Lluïsa Cura Institute in Barcelona.

To our opinion, Mr. Marques Fribel’s experience, qualifications and skills will enable him to develop our business.

During the past ten years our President, Secretary, Treasurer and Director, Mr. Marques Fribel has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Marques Fribel was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Marques Fribel’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the number of directors shall be not fewer than one (1) and not more than five (5), and they outline the procedures for director elections, vacancies, and quorum requirements. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

The Board of Directors of Siltrium Tech Corporation consists of one member, Pedro Henrique Marques Fribel, who cannot qualify as an independent director. Our board of directors has not made determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. If our Board of Directors had made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

There are no committees in our Board of Directors. There is no standing nominating, compensation or audit committee.

EXECUTIVE AND MANAGEMENT COMPENSATION

The following tables indicate information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 27, 2025 until July 31, 2025:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Pedro Henrique Marques Fribel, President, Secretary, Director and Treasurer	May 27, 2025 to July 31, 2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-

As of the date, there are no formal employment agreements between the Company and its Officer.

Mr. Marques Fribel devotes all his free time to manage the business of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. Currently we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits to be paid to the officer or director or potential employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The table below indicates director compensation for the period from inception (May 27, 2025) to July 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Pedro Henrique Marques Fribel	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 26, 2025, the Company issued a total of 1,900,000 shares of restricted common stock to Pedro Henrique Marques Fribel, our President, Treasurer, Secretary and Director in consideration of $7,600.

On June 2, 2025, Mr. Marques Fribel entered into a loan agreement (the “Loan”) with the Company. Mr. Marques Fribel agreed to provide to the Company funding and financing in an amount not exceeding $200,000. The Loan is non-interest-bearing and unsecured and has a duration of five (5) years, commencing on June 2, 2025, and ending on June 1, 2030. The Company may, at its discretion, prepay all or any portion of the outstanding amount prior to maturity. As of July 31, 2025 Mr. Marques Fribel has advanced to us $21,099 under the Loan. Mr. Marques Fribel will not be repaid from the proceeds of this offering. Mr. Marques Fribel will be repaid from net income resulting from operations. There can be no assurance that we will ever generate net income from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Pedro Henrique Marques Fribel Cl. Provenca, 499, 1, 08001, Barcelona , Spain	1,900,000 shares of common stock	100%

(1)	A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(2)	(i) voting power, which includes the power to vote, or to direct the voting of shares; and
(3)	(ii) investment power, which includes the power to dispose or direct the disposition of shares.

Some of the shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 31, 2025, there were 1,900,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total number of 1,900,000 shares of common stock were issued to our President, Treasurer, Secretary and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a decadent effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. In order to get quoted on the OTC Markets a market maker must file an application on behalf of the Company to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

The Company is registering 4,500,000 shares of our common stock for sale at the price of $0.025 per share.

This is a self-underwritten offering. Mr. Marques Fribel, our President, Treasurer, Secretary and Director, will sell the Company’s shares directly to family, friends, business associates and acquaintances, without commission or any remuneration payable to him for any shares they may sell in future. At this moment, the Company has not made any plans or arrangements to enter into any contracts or agreements in order to sell the shares with a broker or dealer.

During offering the securities on behalf of Siltrium Tech Corporation, Mr. Marques Fribel will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Marques Fribel will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he(A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict his participation to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses is limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Our President, Treasurer, Secretary and Director has no intentions to purchase any shares under this offering.

This is a self-underwritten offering, and the participation of an underwriter or broker is not involved, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we will need to file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, we will need FINRA to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

The Company is subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be paid by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $4,500,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. The Company believes believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

In order to subscribe for the shares offered hereby, you will have to complete the following steps:

1) execute and deliver a subscription agreement; and

2) deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Siltrium Tech Corporation”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

The Company has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason at our sole discretion. All monies from rejected subscriptions will be returned immediately by us to the subscriber, with no interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after the Company receives them.

DESCRIPTION OF SECURITIES

GENERAL

The authorized capital stock of Siltrium Tech Corporation consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there are 1,900,000 shares of common stock issued and outstanding. Our President, Treasurer, Secretary and Director, Pedro Henrique Marques Fribel owns all 1,900,000 shares of our common stock issued and outstanding at this moment.

COMMON STOCK

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company. They are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company. Holders of common stock do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. A majority of the shares present, in person or by proxy, constitutes a quorum for the transaction of business at any meeting of stockholders, and the affirmative vote of a majority of shares present and entitled to vote is required to approve any action, unless a greater vote is required by law or our Articles of Incorporation. Please refer to the Company’s Articles of Incorporation, Bylaws, and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

The Company has not authorized or issued any shares of preferred stock.

WARRANTS AND OPTIONS

The Company has not issued and does not have any outstanding warrants or options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

The Company has not issued and does not have any outstanding securities convertible into shares of our common stock or any rights exchangeable into shares of our common stock.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain any future earnings, if any, to finance the expansion of our business, and therefore we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Our Articles of Incorporation and Bylaws of the corporation allow us to indemnify an officer or director that is a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is shall be to the complete extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named in this prospectus while preparing or certifying any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Siltrium Tech Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Mac Accounting Group & CPAs, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Mac Accounting Group & CPAs, LLP has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Thomas C. Cook, Esq. of The Law Offices of Thomas C. Cook has issued an opinion on the validity of the shares of common stock that are offered hereby.

AVAILABLE INFORMATION

We have not been required to comply with the reporting requirements of the Securities Exchange Act. We are filing with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings will be available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have never been any changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Mac Accounting Group & CPAs, LLP.

Our financial statements from inception to July 31, 2025, immediately follow.

SILTRIUM TECH CORPORATION

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of

Siltrium Tech Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Siltrium Tech Corporation as of July 31, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from inception on May 27, 2025 through July 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Siltrium Tech Corporation as of July 31, 2025, and the results of its operations and its cash flows for the period from inception on May 27, 2025 through July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has no revenues and is reporting a net loss and an accumulated deficit. Additionally, the entity has limited working capital. These factors raise substantial doubt about the entity’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Siltrium Tech Corporation in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Siltrium Tech Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Mac Accounting Group & CPAs, LLP

We have served as Siltrium Tech Corporation’s auditor since 2025.

Midvale, Utah

October 29, 2025

SILTRIUM TECH CORPORATION

BALANCE SHEET

July 31, 2025

ASSETS:
Current Assets
Cash and Cash Equivalents	$500
Total Current Assets	500

Intangible Assets, net	29,000

TOTAL ASSETS	$29,500

LIABILITIES AND STOCKHOLDER’S EQUITY:

Current Liabilities
Accounts Payable	$5,000
Related Party Loan Payable	21,099
Total Current Liabilities	26,099
Total Liabilities	26,099

STOCKHOLDER’S EQUITY:
Common stock: $0.001 par value, 75,000,000 shares authorized, 1,900,000 shares issued and outstanding	1,900
Additional Paid-in Capital	5,700
Accumulated Deficit	(4,199)

Total Stockholder’s Equity	3,401

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$29,500

The accompanying notes are an integral part of these financial statements.

SILTRIUM TECH CORPORATION

STATEMENT OF OPERATIONS

For the period from May 27, 2025 (Inception) through July 31, 2025

REVENUE	$-

OPERATING EXPENSES:
General and Administrative Expenses	4,199
Total Operating Expenses	4,199

Loss Before Income Taxes	(4,199)

Provision for Income Taxes	-

NET LOSS	$(4,199)

Net loss per common share – basic and diluted	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	1,023,077

The accompanying notes are an integral part of these financial statements.

SILTRIUM TECH CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from May 27, 2025 (Inception) through July 31, 2025

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of May 27, 2025 (Inception)	-	$-	$-	$-	$-

Issuance of Common Stock for Cash	1,900,000	1,900	5,700	–	7,600

Net Loss	-	-	–	(4,199)	(4,199)

Balance as of July 31, 2025	1,900,000	$1,900	$5,700	$(4,199)	$3,401

The accompanying notes are an integral part of these financial statements.

SILTRIUM TECH CORPORATION

STATEMENT OF CASH FLOWS

For the period from May 27, 2025 (Inception) through July 31, 2025

Cash Flows from Operating Activities:
Net Loss	$(4,199)
Change in operating assets and liabilities:
Accounts Payable	5,000
Net cash used in operating activities	(801)

Cash Flows from Investing Activities:
Purchase of Intangible Assets	(29,000)
Net cash used in investing activities	(29,000)

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	7,600
Related Party Advances	21,099
Net cash provided by financing activities	28,699

Net increase (decrease) in cash and cash equivalents	500

Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$500

Supplemental Cash Flow Information Cash paid during the year for:
Interest	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

SILTRIUM TECH CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

For the period from May 27, 2025 (Inception) through July 31, 2025

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Siltrium Tech Corporation (the “Company” or “Siltrium”) was incorporated on May 27, 2025 under the laws of the State of Wyoming. Siltrium is a development-stage travel technology company focused on creating a web-based platform designed to support emotional wellness through personalized, mindful travel. The Company intends to offer a range of services that align with users’ emotional states, lifestyles, and personal development goals. The Company currently has an operational website at https://siltrium.com, which serves as the primary platform for presenting information about the Company, its products, development initiatives, and services. On September 15, 2025, the Company launched the initial version of TripWeaver, our proprietary, browser-based, AI-powered travel planning tool. TripWeaver is designed to generate personalized travel itineraries based on user-provided preferences prior to the planning process, including trip duration, preferred activity types, desired mood after the trip, preferred pace and intensity, ideal weather conditions, current state of mind, budget, and preferred region, continent, or country.

The Company has selected July 31 as its fiscal year end.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. As a development stage company, the Company had no revenues and had an accumulated deficit of $4,199 as of July 31, 2025 and had a net loss of $4,199 for the period from May 27, 2025 (Inception) through July 31, 2025. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses, which will include advances from related parties. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from May 27, 2025 (Inception) through July 31, 2025.

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of July 31, 2025, the Company had no cash equivalents.

Intangible Assets and Impairment

The Company follows the provisions of Accounting Standards Codification (“ASC”) 350, “Intangibles-Goodwill and Other”. Definite-lived intangible assets can represent developed technology, website development costs, non-compete agreements, customer related intangible assets, patents, trademark and trade names and are amortized over their estimated useful lives, generally on a straight-line basis. Indefinite lived intangible assets can relate to domain names owned by the Company.

The Company recognizes amortization in the month after the asset is placed in service and costs incurred to renew or extend the life of an intangible asset are expensed as incurred.

Intangible assets are tested for impairment at least annually and when events or changes in circumstances indicate that, more-likely-than-not, the asset is impaired. Significant judgment is required in estimating fair values and performing indefinite-lived intangible asset impairment tests.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606, "Revenue from Contracts with Customer". The Company will apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company will recognize revenue when the services are completed and delivered in accordance with the terms of the contract.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Loss Per Share

The Company reports loss per share in accordance with ASC 260, “Earnings per Share”. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities for the period from May 27, 2025 (Inception) through July 31, 2025.

Segment Reporting

The Company operates as a single operating and reportable segment, as a travel technology company. Our Chief Executive Officer is our Chief Operating Decision Maker (“CODM”) who evaluates and makes operating decisions about the allocation of resources considering our single geographical area and on a consolidated basis. Accordingly, the CODM considers revenue and operating expenses of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expense or asset information that are supplemental to those disclosed on these financial statements that are regularly provided to the CODM.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03 “Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 aim to improve the decision usefulness of expense information on public business entities’ income statement through the disaggregation of relevant expense captions in the notes to the financial statements. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this update on its financial statements.

NOTE 4 – INTANGIBLE ASSETS

The Company's intangible assets consist of cost of website development costs.

On July 31, 2025, the Company capitalized website development costs totaling $29,000. These capitalized costs will be amortized on a straight-line basis over their estimated useful life of three years. Since the capitalization occurred on the last day of the reporting period, no amortization expense was recognized for the period from May 27, 2025 (Inception) through July 31, 2025. Amortization expense of $5,800 is expected for each of the years ended July 31, 2026 and beyond.

The Company’s intangible assets as of July 31, 2025, were as follows:

July 31, 2025
Website Development Costs	$29,000
Accumulated Amortization	-
Total	$29,000

NOTE 5 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On June 26, 2025, the Company issued 1,900,000 shares of common stock to its president for cash proceeds of $7,600 at $0.004 per share.

There were 1,900,000 shares of common stock issued and outstanding as of July 31, 2025.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings during the period from May 27, 2025 (inception) to July 31, 2025, and no legal proceedings are currently pending or threatened to the best of the Company’s knowledge.

NOTE 7 – RELATED PARTY TRANSACTIONS

Founder Shares

On June 26, 2025, the Company issued 1,900,000 shares of common stock to its President, CEO, and Sole Director, Mr. Marques Fribel, for cash proceeds of $7,600 at $0.004 per share.

Related Party Loan Payable

On June 2, 2025, Mr. Marques Fribel entered into a loan agreement (the “Loan”) with the Company. Mr. Marques Fribel agreed to provide to the Company funding and financing in an amount not exceeding $200,000. The Loan is non-interest-bearing and unsecured and has a duration of five (5) years. The Company may, at its discretion, prepay all or any portion of the outstanding amount prior to maturity. As of July 31, 2025 Mr. Marques Fribel has advanced $21,099 to the Company under the Loan.

NOTE 8 – INCOME TAXES

The Company has no tax position at July 31, 2025, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at July 31, 2025. The Company’s utilization of any net operating loss carryforward may be unlikely as a result of its intended activities.

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period ended July 31, 2025, due to the following:

	For the period from May 27, 2025 (Inception) through July 31, 2025
Book loss	$882	21%
Valuation allowance	(882)	(21)%
	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

July 31, 2025
Deferred tax asset attributable to:
Net operating loss carryover	$882
Less: valuation allowance	(882)
Net deferred tax asset	$–

The Company’s net operating loss carry forwards of $882 as of July 31, 2025, can carry forward indefinitely but for Federal income tax reporting purposes can be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to July 31, 2025, through October 29, 2025, the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than what is noted below.

Subsequent to July 31, 2025, the Company’s CEO and sole director has loaned to the Company approximately $70,125 to cover operating expenses.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$18
Auditor Fees and Expenses	8,500
Legal Fees and Expenses	1,500
Miscellaneous	2,982
TOTAL	$13,000

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Wyoming Revised Statutes. In addition, and as permitted by Wyoming Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

-	any breach of his or her duty of loyalty to us or our shareholders;

-	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

-	the payment of an improper dividend or an improper repurchase of our stock in violation of Wyoming Revised Statutes or in violation of federal or state securities laws; or

-	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Pedro Henrique Marques Fribel Cl. Provenca, 499, 1, 08001, Barcelona , Spain	June 26, 2025	1,900,000	$7,600

The foregoing restricted shares of common stock were issued to our President, Treasurer, secretary and Director pursuant to Section 4(2) of the Securities Act of 1933. He is our president, treasurer, secretary and director, and possesses of all material information relating to us. There were no commissions paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit #	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinionof Thomas C. Cook, Esq. of The Law Offices of Thomas C. Cook
10.1	Loan Agreement as of June 2, 2025
10.2	Amendment to the Loan Agreement effective June 2, 2025
10.2	Software Development Agreement as of June 30, 2025
23.1	Consent of Mac Accounting Group & CPAs, LLP Certified Public Accountants
99.1	Form of subscription agreement
107	Filing Fee Table

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which it offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 421 Broadway, San Diego, CA, USA, on October 29, 2025.

SILTRIUM TECH CORPORATION

By:	/s/	Pedro Henrique Marques Fribel
	Name:	Pedro Henrique Marques Fribel
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

According to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Pedro Henrique Marques Fribel		October 29, 2025
Pedro Henrique Marques Fribel	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)